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                                                                      Exhibit 21

      The following is a list of subsidiaries of Warner-Lambert showing the state or country of organization and the percentage of voting securities owned by Warner-Lambert or by subsidiaries of Warner-Lambert as of December 31, 1995. Except as otherwise indicated, such subsidiaries are included in the consolidated financial statements.

                                                             STATE OR COUNTRY
 NAME OF SUBSIDIARY                                           OF ORGANIZATION     PERCENTAGE OF OWNERSHIP
Adams Brands, Inc...............................................Philippines     100
American Chicle Company.........................................Delaware        100
Euronett, Inc...................................................Delaware        100
International Affiliated Corporation............................Delaware        100
      Warner-Lambert GmbH.......................................Germany         100 International Affiliated Corporation
               Parke, Davis GmbH................................Germany         100 Warner-Lambert GmbH
               Goedecke Aktiengesellschaft......................Germany         100 Warner-Lambert GmbH
                      Adenylchemie GmbH.........................Germany         100 Goedecke Aktiengesellschaft
                      Goedecke Gesellschaft m.b.H...............Austria         100 Goedecke Aktiengesellschaft
               International Company for Gum and
                     Confectionery (INCOGUM) S.A.E..............Egypt            57 Warner-Lambert GmbH
               PanServ-Anzeigen-Service GmbH....................Germany         100 Warner-Lambert GmbH
               Warner-Lambert Consumer Products GmbH, Berlin....Germany         100 Warner-Lambert GmbH
                      Warner-Lambert Consumer Products GmbH,
                          Frankfurt.............................Germany         100 Warner-Lambert Consumer Products GmbH, Berlin
                      Wilkinson Sword GmbH......................Austria         100 Warner-Lambert Consumer Products GmbH, Berlin
                      NV Wilkinson Sword S.A....................Belgium         100 Warner-Lambert Consumer Products GmbH, Berlin
                      Wilkinson Sword SpA.......................Italy            99 Warner-Lambert Consumer Products GmbH, Berlin
                                                                                  1 Wilkinson Sword Limited
                      Wilkinson Sword S.A.E.....................Spain           100 Warner-Lambert Consumer Products GmbH, Berlin
                      Wilkinson Sword Verwaltungs GmbH..........Germany         100 Warner-Lambert Consumer Products GmbH, Berlin
                          W&A Grundstucksverwaltungs GbR........Germany          97 Wilkinson Sword Verwaltungs GmbH
               Warner-Lambert Europaische Beteiligungs GmbH.....Germany         100 Warner-Lambert GmbH
                      Parke-Davis GmbH..........................Austria         100 Warner-Lambert Europaische Beteiligungs GmbH
                      Warner-Lambert (Schweiz) AG...............Switzerland     100 Warner-Lambert Europaische Beteiligungs GmbH
      Warner Lambert Company (M) Sdn Bhd........................Malaysia        100 International Affiliated Corporation



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                                                                     Page 2 of 4



                                                             STATE OR COUNTRY
 NAME OF SUBSIDIARY                                           OF ORGANIZATION    PERCENTAGE OF OWNERSHIP
Latin American Holdings Inc.....................................Delaware        100
      Laboratorios Laprofa, Sociedad Anonima....................Guatemala       100 Latin American Holdings Inc.
      Warner-Lambert Industria e Comercio Limitada..............Brazil          100 Latin American Holdings Inc.
                Quantum Investments S.A.........................Uruguay         100 Warner-Lambert Industria e Comercio Limitada
                     Adams S.A..................................Argentina       100 Quantum Investments S.A.
Keystone Chemurgic Corp.........................................Delaware        100
      Exchic C.A. Limited.......................................Bermuda          57.4
                                                                                 42.6 Keystone Chemurgic Corp.
      Warner-Lambert Guatemala, S.A.............................Guatemala       100 Keystone Chemurgic Corp.
Lambert & Feasley, Inc..........................................New York        100
Med-Tech Ventures, Inc..........................................Delaware        100
Meito Adams Co., Ltd.* .........................................Japan            50
Parke-Davis Sales Corporation...................................Virgin Islands  100
Parke, Davis & Company ("Parke-Davis")..........................Michigan        100
      Parke-Davis Korea Limited.................................Korea           100 Parke-Davis
      Warner-Lambert de Puerto Rico, Corp.......................Puerto Rico     100 Parke-Davis
      P-D Co., Inc..............................................Delaware        100 Parke-Davis
                Warner-Lambert (Belgium) N.V....................Belgium         100 P-D Co., Inc.
                Capsugel AG.....................................Switzerland     100 P-D Co., Inc.
                Empresas Warner Lambert S.A.....................Chile            90 P-D Co., Inc.
                                                                                 10 Tabor Corporation
                Parke-Davis (Thailand) Limited..................Thailand        100 P-D Co., Inc.
                Parke-Davis ("Parke-Davis France")..............France           84.1 P-D Co., Inc.
                                                                                 14 Warner-Lambert Ireland Limited
                                                                                  1.9 Warner-Lambert Consumer Products GmbH, Berlin
                     Adams France...............................France          100 Parke-Davis France
                     Cachou Lajaunie............................France          100 Parke-Davis France
                     Capsugel France............................France          100 Parke-Davis France
                     Societe Nouvelle des Pastilles de Vichy....France          100 Parke-Davis France
                          C.M.S. Diffusion......................France           99 Societe Nouvelle des Pastilles de Vichy
                                                                                  1 Parke-Davis France
                Warner-Lambert Company AG.......................Switzerland     100 P-D Co., Inc.
                     Adams (Thailand) Limited...................Thailand        100 Warner-Lambert Company AG
                     Warner-Lambert (East Africa) Limited.......Kenya           100 Warner-Lambert Company AG
                     Warner-Lambert Pottery Road Limited........Ireland         100 Warner-Lambert Company AG

*  Subsidiary not consolidated




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                                                                     Page 3 of 4


                                                             STATE OR COUNTRY
 NAME OF SUBSIDIARY                                           OF ORGANIZATION    PERCENTAGE OF OWNERSHIP

     Parke, Davis & Company, Inc................................Philippines     100 Parke-Davis
     Parke, Davis & Company, Limited............................Pakistan         75.6 Parke-Davis
     Parke Davis International Limited..........................Bahamas         100 Parke-Davis
     Parke Davis Pty. Limited...................................Australia       100 Parke-Davis
              Warner-Lambert Pty. Limited.......................Australia       100 Parke Davis Pty. Limited
     Warner-Lambert (UK) Limited................................United Kingdom  100 Parke-Davis
              Lambert Chemical Company Limited..................United Kingdom  100 Warner-Lambert (UK) Limited
              Parke Davis & Co. Limited.........................Jersey, Channel
                                                                Islands         100 Warner-Lambert (UK) Limited
              Wilkinson Sword Limited...........................United Kingdom  100 Warner-Lambert (UK) Limited
     Warner-Lambert Canada Inc..................................Canada          100 Parke-Davis
              Chilcott Laboratories Canada Inc..................Canada          100 Warner-Lambert Canada Inc.
              Parke-Davis Afrique de l'Ouest....................Senegal         100 Warner-Lambert Canada Inc.
              Renrall K.K.......................................Japan           100 Warner-Lambert Canada Inc.
Parke Davis, S.A................................................Spain            86
                                                                                 14 Warner-Lambert Company AG
Parke-Davis S.p.A...............................................Italy           100 (Indirect)
Parke-Davis Scandinavia AB......................................Sweden          100
Suzhou Capsugel 'r' Ltd. * .....................................People's Republic
                                                                of China         50
Tabor Corporation...............................................Delaware        100
     Chicle Adams, S.A..........................................Colombia         80.3 Tabor Corporation
                                                                                 19.7 Latin American Holdings Inc.
Tetra-Werke Dr. rer. nat. Ulrich Baensch GmbH...................Germany         100 (Indirect)
     Tetra Heimtierbedarf GmbH..................................Germany         100 Tetra-Werke Dr. rer. nat. Ulrich Baensch GmbH
              Biorell GmbH......................................Germany         100 Tetra Heimtierbedarf GmbH
                   HILENA Biologische und Chemische
                            Erzeugnisse GmbH....................Germany         100 Biorell GmbH
              Zoomedica Frickhinger GmbH........................Germany         100 Tetra Heimtierbedarf GmbH
      Wilkinson Sword GmbH......................................Germany          51 Tetra-Werke Dr. rer. nat. Ulrich Baensch GmbH
                                                                                 49 Warner-Lambert Consumer Products GmbH, Berlin
Warner-Chilcott Inc.............................................Delaware        100
Warner Lambert de Mexico, S.A. de C.V...........................Mexico          100
     Chicle Adams, S.A. de C.V..................................Mexico          100 Warner Lambert de Mexico, S.A. de C.V.
     Compania Medicinal La Campana, S.A. de C.V.................Mexico          100 Warner Lambert de Mexico, S.A. de C.V.
     Warner Lambert Distribuidora, S.A. de C.V..................Mexico          100 Warner Lambert de Mexico, S.A. de C.V.

*  Subsidiary not consolidated



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                                                                     Page 4 of 4


                                                             STATE OR COUNTRY
 NAME OF SUBSIDIARY                                           OF ORGANIZATION    PERCENTAGE OF OWNERSHIP

Warner-Lambert de Venezuela S.A.................................Venezuela        93.2
                                                                                  6.8 Parke-Davis
     Chicle Adams, S.A..........................................Venezuela       100 Warner-Lambert de Venezuela S.A.
     Laboratorios Substantia, C.A...............................Venezuela        80 Warner-Lambert de Venezuela S.A.
Warner-Lambert Europe N.V.......................................Belgium         100
Warner-Lambert Holland B.V......................................Netherlands     100
        Parke-Davis B.V.........................................Netherlands     100 Warner-Lambert Holland B.V.
              Substantia - Produtos Farmaceuticos, Limitada.....Portugal         97.5 Parke-Davis B.V.
                                                                                  2.5 Parke-Davis France
        Schick Nederland B.V....................................Netherlands     100 Warner-Lambert Holland B.V.
             Warner Lambert A.E.................................Greece           99 Schick Nederland B.V.
                                                                                  1 Warner-Lambert Holland B.V.
        Wilkinson Sword B.V.....................................Netherlands     100 Warner-Lambert Holland B.V.
Warner-Lambert Inc..............................................Nevada          100
Warner-Lambert India Private Limited............................India           100
Warner-Lambert Ireland Limited..................................Ireland         100 (Indirect)
        Warner-Lambert Distributors (Ireland) Ltd...............Ireland         100 Warner-Lambert Ireland Limited
        Warner-Lambert Export Limited...........................Ireland         100 Warner-Lambert Ireland Limited
Warner-Lambert KK...............................................Japan           100
Warner-Lambert Ltd..............................................Delaware        100
        Warner-Lambert de Panama, Sociedad Anonima..............Panama          100 Warner-Lambert Ltd.
Warner-Lambert Manufacturing (Ireland) Ltd......................Cayman Islands,
                                                                British West
                                                                Indies          100
Warner Lambert (NZ) Limited.....................................New Zealand     100
Warner-Lambert Philippines, Inc.................................Philippines     100
Warner-Lambert (Portugal) Comercio e Industria, Limitada........Portugal        100
Warner-Lambert S.A. (Proprietary) Limited.......................South Africa    100
        Wilcox Sweets (Proprietary) Limited.....................South Africa    100 Warner-Lambert S.A. (Proprietary) Limited
Warner-Lambert (Thailand) Limited...............................Thailand        100 (Indirect)
Willinger Bros., Inc............................................Delaware        100
Warner Wellcome Consumer Healthcare .............................New York        70 (Profit share)


The foregoing list omits 9 domestic subsidiaries and 76 foreign subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

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